UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2006
PANERA BREAD COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-19253 (Commission File Number)	04-2723701 (IRS Employer Identification No.)

6710 Clayton Road Richmond Heights, MO (Address of principal executive offices)	63117 (Zip Code)
314-633-7100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement
Long Term Incentive Plan Awards to Named Executive Officers
     On January 30, 2006, the Compensation and Stock Option Committee of the Board of Directors of Panera Bread Company (the “Company”) approved the following awards pursuant to the Company’s 2005 Long Term Incentive Plan (the “LTIP”) to Ronald M. Shaich, the Company’s Chairman and Chief Executive Officer, and Neal J. Yanofsky, the Company’s Executive Vice President and Chief Administrative Officer:

				Performance
		Choice Awards (2)		Awards(3)
	Restricted Stock	Restricted Stock	Stock Options
Name and Principal Position	Awards (#)(1)	(#)(2)	(#)(2)	Target ($)(3)
Ronald M. Shaich	5,470	5,470	21,880	750,000
Chairman and
Chief Executive Officer
Neal J. Yanofsky	2,055	2,055	8,220	281,250
Executive Vice President,
Chief Administrative Officer

(1)	The shares of restricted stock vest over a five-year period from September 1, 2005, with 25% vesting on September 1, 2007, and an additional 25% vesting on September 1, 2008, 2009 and 2010, respectively, subject to continued employment with the Company. In the event of the participant’s death or disability between two vesting accrual periods, a pro rata portion of the additional restricted stock which would have vested had the participant not died or become disabled prior to the vesting accrual period next following the death or disability shall be vested in addition to the restricted stock that was vested in accordance with the formula above. The pro rata portion shall be based on the number of days of such vesting accrual period prior to the participant’s death or disability, as the case may be. For this purpose, an “accrual period” is the period of continuous employment required in order for additional vesting to occur (2 years in the case of the first 25% of vesting accrual, and one year in the case of each additional 25% of vesting accrual).

(2)	Represents choice award under the LTIP, the Company’s 1992 Equity Incentive Plan (the “1992 Plan”) (restricted stock) and the Company’s 2001 Employee, Director and Consultant Stock Option Plan (the “2001 Plan”) (stock options) permitting the participant to elect to receive, effective February 13, 2006, unless otherwise determined by the Compensation and Stock Option Committee of the Board of Directors (the “Committee”), an award in the form of (1) up to the number of shares of restricted common stock set forth under the caption “Restricted Stock” under the 1992 Plan or (2) non-statutory stock options to purchase up to the number of shares of Class A common stock set forth under the caption “Stock Options” under the 2001 Plan, or a combination of restricted stock and non-statutory stock options (in 25% increments). The portion of the award elected to be in the form of stock options over restricted stock will be for stock options to purchase a number of shares equal to four (4) times the number of shares of restricted stock that would have been awarded. The restricted stock and/or stock option awards will become effective on February 13, 2006, unless otherwise determined by the Committee, subject to the condition that the participant execute an acknowledgement of the conditions and terms of the LTIP. If the acknowledgement is not signed, the awards will not become effective. The options would have an exercise price equal to the closing price of the Class A common stock on The Nasdaq National Market on February 13, 2006, unless otherwise determined by the Committee, and vest over a five-year period from September 15, 2005, with 25% vesting on September 15, 2007, and an additional 25% vesting on September 15, 2008, 2009 and 2010, respectively. The options covered by the agreement will terminate six years from the date of the agreement, but will be subject to earlier termination as provided in the award agreement or in the 2001 Plan or the LTIP. The provisions of the restricted stock awards described in footnote (1) also apply to the choice awards, to the extent applicable.

(3)	Represents the target value of performance awards in dollars based on achievement of the performance goals established by the Committee at the target level relating to that participant. The performance period relating to the performance awards is the three fiscal year period beginning with the 2005 fiscal year. The performance goals, including each performance metric, weighting of each metric and award levels for each metric, for such awards are communicated to each participant and are based on various predetermined earnings and operating metrics. The performance awards will be earned based on achievement of predetermined earnings and operating performance metrics at the end of the three-fiscal-year performance period, assuming continued employment. The performance awards which will range from 0% to 200% of the target award, based on the level of achievement of each performance metric. The performance awards will be payable 50% in cash and 50% in whole shares of Class A common stock unless the Committee otherwise determines.
Compensation of Directors
     On January 30, 2006, the Board of Directors of the Company approved a change to the compensation paid to non-employee directors of the Company. Effective as of the beginning of fiscal year 2006, the Company’s directors, including its Director Emeritus, who are not employees will receive an annual cash fee of $32,000, payable in four equal quarterly installments of $8,000 at the beginning of each fiscal quarter. Non-employee directors will also receive annual grants, as of the first day of each fiscal year (except for fiscal year 2006), of (1) a number of shares of restricted stock equal to $32,000 divided by the fair market value of the Company’s Class A common stock on the date of grant and (2) an option to purchase such number of shares of the Company’s Class A common stock as is equal to four times the number of shares of restricted stock awarded under clause (1) above, with an exercise price equal to the fair market value of the Company’s Class A common stock on the date of grant. The restricted stock is fully vested when granted. In addition, the options fully vest when granted and are exercisable for a period of 6 years, subject to earlier termination following termination of service as a director. All non-employee directors also receive reimbursement of out-of-pocket expenses for attendance at each Board or committee meeting.
     In addition, effective as of the beginning of fiscal year 2006, each non-employee director who serves as a chair of the committee of the Company’s Board of Directors shall receive the following annual cash fees, in each case payable in four equal quarterly installments at the beginning of each fiscal quarter: chairperson of the Audit Committee — $10,000; chairperson of the Compensation and Stock Option Committee — $5,000; and chairperson of the Nominations and Corporate Governance Committee — $3,000.
     In order to transition to the new director compensation arrangement, the restricted stock and option grants for fiscal year 2006 were awarded on January 30, 2006 and were based on the fair market value of the Company’s Class A common stock on that date. Additionally, the cash fees payable in the first quarter of 2006 were paid as of January 30, 2006. In the future, these annual grants and quarterly payments will be made on the first day of the fiscal year or quarter, as the case may be.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANERA BREAD COMPANY
Date: February 3, 2006	By:	/s/ Mark E. Hood
		Name:	Mark E. Hood
		Title:	Senior Vice President, Chief Financial Officer